CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Pre-Effective Amendment Number 2 to the Registration Statement (Form N-1A, No. 333-122847) of Lehman Brothers
Institutional Liquidity Funds, and to the incorporation by reference of our report dated May 5, 2006, with respect to the financial statements and financial highlights of Institutional Liquidity Portfolio, one of the series of Institutional Liquidity Trust, included in the March 31, 2006 Annual Report of Lehman Brothers Institutional Liquidity Series.

We further consent to the inclusion of our reports dated December 7, 2006 for Government Portfolio, one of the series comprising Lehman Brothers Institutional Liquidity Funds, and for Government Master Series, one of the series comprising Institutional Liquidity Trust in the Statement of Additional Information in Pre-Effective Amendment Number 2 to the Registration Statement (Form N-1A, No. 333-122847) of Lehman Brothers Institutional Liquidity Funds.



                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
December 14, 2006